UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2006

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Shenandoah Telecommunications Company

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(Exact name of registrant as specified in its charter)

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Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 984-4141

Not applicable

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At its meeting on May 2, 2006, the Board of Directors of the Company approved, effective May 1, changes to the fees paid to non-employee Directors increasing the fees paid to Directors for attending Board meetings from $900 to $1000 per meeting. A complete description of the compensation paid to non-employee directors is set forth in Exhibit 10.26 attached hereto.

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD: On May 2, 2006, Shenandoah Telecommunications Company held its annual shareholder meeting, The materials attached hereto as Exhibit 99.1 and Exhibit 99.2 were presented at the meeting. The presentations are also available on the Company’s website.

The presentation may contain forward-looking statements about Shenandoah Telecommunications regarding, among other things, our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties.. Shenandoah Telecommunications undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed with this Current Report on Form 8-K.

10.26	Compensation for Non-employee Directors
99.1	Annual Meeting Presentation Slides
99.2	Annual Meeting Scripts

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY
(Registrant)

May 3, 2006	/S/ Earle A. Mackenzie
Earle A. Mackenzie
Executive Vice President and Chief Financial Officer

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